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                                                                     EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-08369-01 on Form S-3 and in Registration Statements No. 333-93213 and 333-34054 on Form S-8 of United Parcel Service, Inc. and in Registration Statements No. 333-72127, 333-24805, 333-23969, 333-23971 and 33-46840 on Form
S-8 of United Parcel Service of America, Inc. of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP
Atlanta, GA
March 30, 2001